SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: June 25, 2003 (Date of earliest event reported)
J O H N D E E R E C A P I T A L C O R P O R A T I O N
(Exact name of registrant as specified in charter)
DELAWARE (State or other jurisdiction of incorporation)
1-6458 (Commission File Number)
36-2386361 (IRS Employer Identification No.)
1 East First Street Suite 600 Reno, Nevada 89501 (Address of principal executive offices and zip code)
(775)786-5527 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report.)

Item 5.	Other Events

Deere & Company One John Deere Place Moline, IL 61265 USA Phone: 309-765-8000 www.deere.com

FOR IMMEDIATE RELEASE: June 24, 2003

For more information: Ken Golden Manager, Public Relations Deere & Company 309-765-5678

Deere & Company acknowledges S&P's rating actions

     MOLINE, Illinois (June 24, 2003) - Deere & Company acknowledged that Standard & Poor's today affirmed its "A-" long-term credit ratings of Deere & Company and John Deere Capital Corporation. The ratings were removed from CreditWatch where they were placed on April 14, 2003. Additionally, S&P's outlook on Deere's long-term ratings was changed from stable to negative, reflecting S&P's concern over Deere's previously reported, unfunded, postretirement obligations to employees. Deere's "A-2" short term credit ratings from S&P, which were not on CreditWatch, were affirmed.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

JOHN DEERE CAPITAL CORPORATION

	By:	/s/ NATHAN J. JONES
Senior Vice President and Principal Financial Officer

Dated: June 25, 2003